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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-K/A

                                  -------------

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): JUNE 10, 1999



                                 LHS GROUP INC.
             (Exact name of registrant as specified in its charter)




          DELAWARE                            000-22409                             58-2224883
(State or other jurisdiction           (Commission File Number)         (IRS Employer Identification No.)
      of incorporation)



                        SIX CONCOURSE PARKWAY, SUITE 2700
                             ATLANTA, GEORGIA 30328
                    (Address of principal executive offices)

                                  770-280-3000
              (Registrant's telephone number, including area code)





                                  Page 1 of 11


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

         On June 10, 1999, pursuant to an Agreement and Plan of Merger dated April 20, 1999 ("Merger Agreement"), LHS Group Inc. acquired all of the outstanding capital stock of Priority Call Management, Inc., a Massachusetts corporation ("PCM"). As provided in the Merger Agreement, holders of PCM capital stock were entitled to receive 2.3542 shares of LHS common stock for each share of PCM capital stock. 5% of the shares of LHS common stock have been placed in an escrow fund to satisfy certain currently unknown claims LHS may have against PCM.

         In addition, all outstanding rights (including options) to purchase shares of PCM common stock will be converted into rights to purchase shares of LHS common stock on a 2.3542-to-one ratio.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                  EXHIBITS.

         A. Financial Statements of Businesses Acquired. Financial statements of PCM for periods specified in Rule 3-05(b) of Regulation S-X, other than the period ended March 31, 1999, have been previously filed with the Securities and Exchange Commission (the "SEC") as part of LHS's Registration Statement on Form S-4 (File No. 333-77557) and are omitted from this report pursuant to General Instruction B.3. of Form 8-K. Filed herewith are the financial statements of PCM for the period ended March 31, 1999.

         B. Pro Forma Financial Information (Unaudited). Pro forma financial information required pursuant to Article 11 of Regulation S-X, other than the information required for the period ended March 31, 1999, has been previously filed with the SEC as part of LHS's Registration Statement on Form S-4 (File No. 333-77557) and is omitted from this Report pursuant to General Instruction B.3. of Form 8-K. Filed herewith is the pro forma financial information for the period ended March 31, 1999.

         C.       Exhibits.

                  2.1 Agreement and Plan of Merger, dated as of April 20, 1999, by and among LHS Group Inc., Patriot Acquisition Corp. and Priority Call Management, Inc. incorporated by reference from LHS's Registration Statement on Form S-4 (File No. 333-77557).

                         PRIORITY CALL MANAGEMENT, INC.
                        UNAUDITED CONDENSED BALANCE SHEET
                              AS OF MARCH 31, 1998


ASSETS
Current assets:
   Cash and cash equivalents ..................................      $  5,224,927
   Trade accounts receivable, net .............................         6,522,452
   Inventory ..................................................         5,095,921
   Prepaid expenses and other current assets ..................           281,980
                                                                     ------------
Total current assets ..........................................        17,125,280

Property and equipment, net ...................................         3,515,033

Other .........................................................         1,827,100
                                                                     ------------
Total assets ..................................................      $ 22,467,413
                                                                     ============

LIABILITIES AND STOCKHOLDERS' EQUITY Current liabilities:
   Accounts payable ...........................................      $  2,426,209
   Accrued expenses and other liabilities .....................         5,816,593
   Deferred revenues ..........................................         1,753,883
   Income taxes payable .......................................                --
   Deferred income taxes ......................................                --
                                                                     ------------
Total current liabilities .....................................         9,996,685

Other long-term obligations ...................................         2,315,215

Stockholders' equity:
   Preferred stock ............................................             5,614
   Common stock ...............................................            11,817
   Additional paid-in-capital .................................        15,087,342
   Retained earnings ..........................................        (4,424,260)
   Shareholder loan ...........................................          (525,000)
   Accumulated other comprehensive income .....................                --
                                                                     ------------
Total stockholders' equity ....................................        10,155,513
                                                                     ------------
Total liabilities and stockholders' equity ....................      $ 22,467,413
                                                                     ============

See accompanying notes.

                         PRIORITY CALL MANAGEMENT, INC.
                      UNAUDITED CONDENSED INCOME STATEMENT
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999


                                                            1998             1999
                                                         ------------------------------

Revenues:
   License and hardware..............................    $  5,716,805      $  8,783,192
   Service...........................................         399,316           767,437
                                                         ------------------------------
Total................................................       6,116,121         9,550,629

Cost of services.....................................       2,760,818         4,537,196
                                                         ------------------------------
Gross margin.........................................       3,355,303         5,013,433

Operating expenses:
   Sales and marketing...............................       1,806,739         2,290,075
   Research and development..........................         724,499         1,172,664
   General and administrative........................         814,727         1,127,728
                                                         ------------------------------
                                                            3,345,965         4,590,467
                                                         ------------------------------

Earnings before interest and taxes...................           9,338           422,966
Interest (income) expense, net.......................          52,669           (23,447)
                                                         ------------------------------
Earnings before income taxes.........................          62,007           399,519

Income taxes.........................................          24,317           159,760
                                                         ------------------------------
Net earnings.........................................    $     37,690      $    239,759
                                                         ==============================

Net earnings per share:
   Basic.............................................    $        .03      $        .20
                                                         ==============================
   Diluted...........................................    $        .02      $        .12
                                                         ==============================

Shares used in per share calculation
   Basic.............................................       1,140,000         1,180,000
                                                         ==============================
   Diluted...........................................       1,824,000         2,082,000
                                                         ==============================


See accompanying notes.

                         PRIORITY CALL MANAGEMENT, INC.
                   UNAUDITED CONDENSED STATEMENT OF CASH FLOWS
               FOR THE THREE MONTHS ENDED MARCH 31, 1998 AND 1999


                                                             1998             1999
                                                         -----------       -----------
CASH FLOW FROM OPERATIONS
    Operating income (loss)                              $    37,690       $   239,759
    Add: Depreciation                                        323,970           581,560
          Provision for Bad Debt, net                         30,000            30,000
                                                         -----------       -----------
                                                             391,660           851,319
    Changes in working capital
        Accounts receivable                               (1,525,693)          776,898
        Inventories                                          196,358        (1,088,599)
        Prepaid expenses                                       4,753           (14,109)
        Accounts payable                                     105,247          (303,319)
        Customer deposit                                     (43,676)          753,019
        Accrued expenses                                     144,536            60,067
        Deferred revenue                                     487,646           137,143
                                                         -----------       -----------
          Net working capital changes                       (630,829)          321,100

    Decrease in other assets                                      --            (5,460)

    Decrease in technology license liability, net                 --           (59,115)
                                                         -----------       -----------


          Net cash used in operations                       (239,169)        1,107,844
                                                         -----------       -----------

CASH USED FOR CAPITAL EQUIPMENT PURCHASES                   (614,692)         (453,485)
                                                         -----------       -----------

CASH (USED) PROVIDED BY FINANCING ACTIVITIES:
     Proceeds from exercise of common stock options               --            18,906
     Repayments of long term installment notes               (43,056)         (158,722)
                                                         -----------       -----------
          Net cash provided by financing activities          (43,056)          (43,056)
                                                         -----------       -----------


NET INCREASE (DECREASE) IN CASH                             (896,917)          514,543

CASH BALANCE-BEGINNING OF PERIOD                           6,293,771         4,710,384
                                                         -----------       -----------

CASH BALANCE-END OF PERIOD                               $ 5,396,854       $ 5,224,927
                                                         ===========       ===========


See accompanying notes.

                         PRIORITY CALL MANAGEMENT, INC.
                    NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited consolidated condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for fair presentation have been included. For further information, refer to the consolidated financial statements and footnotes included in the Proxy Statement and Prospectus on Form S-4 Filed by LHS Group Inc. in connection with the merger described below.

NOTE 2 - MERGER

On April 20, 1999, the Board of Directors of Priority Call Management, Inc. approved and the Company signed a definitive agreement to exchange all outstanding shares of the company's stock for shares of LHS Group Inc. that will be accounted for as a pooling of interests. The transaction closed on June 10, 1999.


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



                   PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The following unaudited pro forma combined condensed financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with the historical consolidated financial statements of LHS and PCM, including the notes thereto, which are included in the Proxy Statement/Prospectus filed with the SEC on April 30, 1999, the LHS March 31, 1999 10-Q and the financial statements included herein..

The unaudited pro forma combined condensed financial statements assume a business combination between LHS and PCM accounted for as a pooling of interests and are based on each company's respective historical audited and unaudited consolidated financial statements and notes thereto. The unaudited pro forma combined condensed balance sheet combines LHS's consolidated condensed balance sheet as of March 31, 1999, and PCM's consolidated condensed balance sheet as of March 31, 1999, giving effect to the Merger as if it had occurred on March 31, 1999.

The unaudited pro forma combined condensed statements of operations combine LHS's historical results for the three months ended March 31, 1999, with PCM's historical results for the three months ended March 31, 1999, giving effect to the Merger as if it had occurred on January 1, 1999.

Certain data and notes normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. The unaudited pro forma combined condensed financial statements provide information about the impact of the Merger by showing how it might have affected the financial condition and results of operations of LHS had the Merger actually been completed as of the dates indicated. The unaudited pro forma combined condensed financial statements are provided for informational purposes only and are not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results and should be read in conjunction with the historical financial statements of LHS and PCM and notes thereto.

                   PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              AS OF MARCH 31, 1999




                                                                                        PRO FORMA      COMBINED
                                                                           LHS             PCM        ADJUSTMENTS     PRO FORMA
                                                                        -------------------------------------------------------
                                                                             (In thousands of U.S. Dollars, except share data)
ASSETS
Current assets:
   Cash and cash equivalents .....................................      $  41,651       $  5,225       $    --       $  46,876
   Short-term marketable debt securities .........................         58,813             --            --          58,813
   Trade accounts receivable, net ................................         72,687          6,522            --          79,209
   Inventory .....................................................             --          5,096            --           5,096
   Prepaid expenses and other current assets .....................          6,586            282            --           6,868
                                                                        ------------------------------------------------------
Total current assets .............................................        179,737         17,125            --         196,862

Property and equipment, net ......................................         15,660          3,515            --          19,175

Deferred income taxes ............................................            914             --            --             914
Intangible asset, net ............................................             --             --            --              --
Other ............................................................          6,891          1,827            --           8,718
                                                                        ------------------------------------------------------

Total assets .....................................................      $ 203,202       $ 22,467       $    --       $ 225,669
                                                                        ======================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable ..............................................      $   4,674       $  2,426       $    --       $   7,100
   Accrued expenses and other liabilities ........................         18,648          5,816         4,100          28,564
   Deferred revenues .............................................         11,054          1,754            --          12,808
   Income taxes payable ..........................................         14,155             --            --          14,155
   Deferred income taxes .........................................          4,127             --            --           4,127
                                                                        ------------------------------------------------------
Total current liabilities ........................................         52,658          9,996         4,100          66,754

Other long-term obligations ......................................            144          2,315          (900)          1,559

Stockholders' equity:
   Preferred stock ...............................................             --              6            (6)             --
   Common stock ..................................................            529             12            29             570
   Additional paid-in-capital ....................................        113,768         15,087           (23)        128,832
   Retained earnings .............................................         42,866         (4,424)       (3,200)         35,242
   Shareholder loan ..............................................             --           (525)           --            (525)
   Accumulated other comprehensive income ........................         (6,763)            --            --          (6,763)
                                                                        ------------------------------------------------------
Total stockholders' equity .......................................        150,400         10,156        (3,200)        157,356
                                                                        ------------------------------------------------------
Total liabilities and stockholders' equity .......................      $ 203,202       $ 22,467       $    --       $ 225,669
                                                                        ======================================================

See accompanying notes.

                  PRO FORMA COMBINED CONDENSED INCOME STATEMENT

                    FOR THE THREE MONTHS ENDED MARCH 31, 1999

                                                 LHS            PCM          COMBINED
                                        ----------------------------------------------------
                                        (In thousands of U.S. Dollars, except per share data)
Revenues:
   License and hardware ................      $ 18,763       $  8,783       $ 27,546
   Service .............................        30,565            767         31,332
                                              --------------------------------------
Total ..................................        49,328          9,551         58,878

Cost of services .......................        16,895          4,537         21,432
                                              --------------------------------------
Gross margin ...........................        32,433          5,013         37,446

Operating expenses:
   Sales and marketing .................         5,053          2,290          7,343
   Research and development ............        11,673          1,173         12,846
   General and administrative ..........         4,361          1,128          5,489
                                              --------------------------------------
                                                21,087          4,590         25,677
                                              --------------------------------------

Earnings before interest and taxes .....        11,346            423         11,769
Interest (income) expense, net .........        (1,136)            23         (1,113)
                                              --------------------------------------
Earnings before income taxes ...........        12,482            400         12,882

Income taxes ...........................         4,494            160          4,654
                                              --------------------------------------
Net earnings ...........................      $  7,988       $    240       $  8,228
                                              ======================================

Net earnings per share:
   Basic ...............................      $   0.15       $    .20       $    .15
                                              ======================================
   Diluted .............................      $   0.15       $    .12       $    .14
                                              ======================================

Shares used in per share calculation
   Basic ...............................        52,786          1,180         55,564
                                              ======================================
   Diluted .............................        54,378          2,082         59,279
                                              ======================================



See accompanying notes.

                     NOTES TO UNAUDITED PRO FORMA COMBINED
                         CONDENSED FINANCIAL STATEMENTS

BASIS OF PRESENTATION. The merger will be accounted for using the pooling-of-interests method of accounting and, as a result, the unaudited pro forma combined condensed balance sheet and statements of operations are presented as if the combining companies had been combined for all periods presented. The unaudited pro forma combined condensed financial statements for the years ended December 31, 1998 and 1997 will become the historical financial statements of LHS upon issuance of financial statements for a period that includes the date of the merger. No material adjustments were required to conform the accounting policies of LHS and Priority Call.

STOCKHOLDERS' EQUITY. The common stockholders' equity account of LHS as of March 31, 1999, has been adjusted to reflect the assumed issuance of approximately 4.1 million shares of LHS common stock in exchange for all the issued and outstanding Priority Call capital stock based upon the exchange ratio of 2.3542 shares of LHS common stock for each share of Priority Call capital stock. The actual number of shares of LHS common stock to be issued will be determined at the effective time of the merger based on the exchange ratio and the number of shares of Priority Call capital stock then outstanding.

MERGER-RELATED EXPENSES. The unaudited pro forma data are presented for informational purposes only and do not give effect to any synergies that may occur due to the combining of LHS's and Priority Call's existing operations. LHS expects to incur charges to operations currently estimated to be approximately $5.0 million in the quarter ending June 30, 1999, the quarter in which the merger is expected to be consummated, to reflect costs associated with combining the operations of the two companies, primarily the transaction fees and costs incident to the merger. An estimate of merger-related expenses of $3.2 million, after giving effect to estimated tax benefits, is reflected in the unaudited pro forma combined condensed balance sheet and is not included in the unaudited pro forma combined condensed statement of operations. This is a preliminary estimate only and, therefore, is subject to change.

PRO FORMA ADJUSTMENTS. Adjustments have been included in the pro forma combined condensed balance sheet to reflect the exchange ratio and the merger related costs described above. Pro forma adjustments to reflect the effect of the merger on the pro forma condensed combined balance sheet at December 31, 1998, are as follows:

- Common stock is increased by $41,000 to record the LHS common stock issued in the merger and is decreased by $18,000 to record the retirement of the Priority Call capital stock.

- Combined additional paid-in capital is adjusted for the effects of the pro forma adjustment in a above.

- Accrued liabilities and retained earnings reflect the estimated direct costs of the merger of $3.2 million, after giving effect to estimated tax benefits.

- Amounts payable in connection with a license agreement of Priority Call of $900 including a catch-up amount of $500 become due during 1999 in the event of a change in control and have been reclassified from long term to current.

NET EARNINGS PER SHARE. Pro forma earnings per basic and diluted share for each period are based on the combined weighted average number of shares of common stock outstanding (and dilutive securities for diluted earnings per share), after adjusting for the conversion of outstanding shares of Priority Call capital stock into LHS common stock at the exchange ratio.


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


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 LHS GROUP INC.
                                                 (Registrant)



Date:  June 10, 1999                             By   /s/  Scott Wharton
                                                    -------------------------
                                                      Scott Wharton
                                                      Senior Vice President and
                                                      General Counsel




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